UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 19, 2012

Date of report (Date of earliest event reported)

SOLAZYME, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35189	33-1077078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

225 Gateway Boulevard South San Francisco, CA 94080		94080
(Address of Principal Executive Offices)		(Zip Code)

(650) 780-4777

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On September 19, 2012, Solazyme, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). Set forth below is a brief description of each matter acted upon by the stockholders of the Company at the Annual Meeting and the final voting results for each such proposal. These proposals are described in greater detail in the Company’s Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on August 8, 2012.

1.	The stockholders considered a proposal to re-elect each of Ian T. Clark and William D. Lese to serve until the Company’s 2015 annual meeting of stockholders and until their successors are duly elected and qualified. The nominees were elected based upon the following votes:

Nominees	For	Withheld	Broker Non-Votes
Ian T. Clark	36,142,083	104,403	20,143,510
William D. Lese	36,086,135	160,351	20,143,510

2.	The stockholders considered a proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. This proposal was approved based upon the following votes:

For	Against	Abstain
56,165,103	189,906	34,987

3.	The stockholders considered a proposal to approve, by advisory vote, the Company’s named executive officer compensation. The proposal was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
36,061,463	128,175	56,848	20,143,510

4.	The stockholders considered a proposal to approve, by advisory vote, the frequency of future stockholder advisory votes to approve the Company’s named executive officer compensation. A three-year frequency for the advisory vote to approve the Company’s named executive officer compensation was approved based upon the following votes:

1 Year	2 Years	3 Years	Abstain
6,720,650	204,690	29,147,625	173,521

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAZYME, INC.

Date: September 24, 2012	By:	/s/ Tyler W. Painter
Tyler W. Painter
Chief Financial Officer